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                                                                    Exhibit 10.5

                        COMMUTATION AND RELEASE AGREEMENT

     This Commutation and Release Agreement (the "Agreement") is made by and among Trenwick America Reinsurance Corporation, an insurance company domiciled in the State of Connecticut (the "REINSURER") and Philadelphia Consolidated Holding Corporation, a company domiciled in the State of Pennsylvania, on behalf of itself and its subsidiaries and affiliates including, but not limited to, those entities listed on Schedule A attached hereto (hereafter individually and collectively the "COMPANY"), effective as of the EFFECTIVE DATE (as hereinafter defined). The REINSURER and the COMPANY are hereinafter referred to collectively as the "Parties".

                                    RECITALS

     WHEREAS, the Parties have entered into various reinsurance arrangements, slips, understandings and agreements, excluding those set forth on Schedule B, pursuant to which the REINSURER reinsured certain liabilities of the COMPANY (all such arrangements, slips, understandings and agreements, excluding those set forth on Schedule B, are hereafter referred to as the "Reinsurance Agreements"); and

     WHEREAS, the Parties now wish to fully and finally terminate, release, determine and fully and finally settle, commute and extinguish all their respective obligations and liabilities, known and unknown, fixed and contingent, under, arising out of, in connection with and/or pursuant to the Reinsurance Agreements; and

     NOW, THEREFORE, in consideration of the covenants, conditions, promises and releases contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     ARTICLE 1. PAYMENT. On the EFFECTIVE DATE, as hereafter defined, the REINSURER shall pay the sum of Two Million Two Hundred Ninety Thousand Six Hundred Seventy Dollars ($ 2,290,670) (the "COMMUTATION AMOUNT") and the COMPANY shall accept said amount in full satisfaction of the REINSURER'S liability under the Reinsurance Agreements. Payment of the COMMUTATION AMOUNT shall be made by wire transfer to the COMPANY in accordance with the payment instructions set forth in Schedule C hereto.

     As additional consideration, the COMPANY agrees to pay REINSURER 25% of all monies recovered by COMPANY in excess of $672,000 with respect to the claim entitled M&F Fishing v. Sea Pac (COMPANY file number 140197-U) which was submitted to REINSURER as part of COMPANY's overall Raleigh, Schwarz & Powell, Inc. claim (COMPANY's file number 104119-U) (collectively, REINSURER claim number T029085). Payment shall be made to REINSURER by wire transfer within five
(5) BUSINESS DAYS of receipt of such monies by COMPANY pursuant to the payment instructions set forth in Schedule C hereto.

     ARTICLE 2. RELEASE.

     (a) Upon REINSURER's payment of the COMMUTATION AMOUNT, the COMPANY hereby irrevocably and unconditionally releases and forever discharges the REINSURER, its parents, subsidiaries and affiliates, and their respective predecessors,


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successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which the COMPANY now has, owns or holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring prior to or subsequent to the EFFECTIVE DATE, against the REINSURER, arising from, based upon, or in any way related to the Reinsurance Agreements, sounding in tort or contract or otherwise; provided, however, that the provisions of this Article 2(a) shall not discharge obligations of the REINSURER, which have been undertaken or imposed by the terms of this Agreement.

     (b) Contemporaneous with the payment of the COMMUTATION AMOUNT, the REINSURER hereby irrevocably and unconditionally releases and forever discharges the COMPANY, its parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys from any and all present and future actions, causes of action, suits, debts, liens, contracts, rights, agreements, obligations, promises, liabilities, claims, demands, damages, controversies, losses, costs and expenses (including attorneys' fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, which the REINSURER now has, owns, holds or claims to have, own, or hold, or at any time heretofore had, owned, or held or claimed to have had, owned, or held, or may hereafter have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring prior to or subsequent to the EFFECTIVE DATE, against the COMPANY, arising from, based upon, or in any way related to the Reinsurance Agreements, sounding in tort or contract or otherwise; provided, however, that the provisions of this Article 2(b) shall not discharge obligations of the COMPANY, which have been undertaken or imposed by the terms of this Agreement.

     (c) It is the intention of the Parties that the releases contained in this
Article 2 operate to fully and finally settle and discharge each Party's past, present and future claims, causes of action, obligations and liabilities to the other Party hereto, whether known or unknown, reported or unreported, accrued or yet to accrue, arising directly or indirectly under or in connection with the Reinsurance Agreements. The Parties acknowledge that full payment of the COMMUTATION AMOUNT will be in complete accord, satisfaction, settlement and commutation of any and all past, current and future liabilities and obligations that each Party owes or may owe to the other arising directly or indirectly under or in connection with the Reinsurance Agreements.

     (d) To the extent applicable, the Parties fully understand and agree that they are, by entering into this Agreement, expressly waiving their rights and benefits under section 1542 of the California Civil Code or any similar provisions of the law. Section 1542 provides in its material parts that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.


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provided that such third parties have been advised of the terms and conditions of the confidentiality provisions of this Article 7 and that the provisions of this Article 7 are binding upon such third parties. The provisions of this
Article 7 shall survive any termination or rescission of this Agreement.

     ARTICLE 8. FURTHER ASSURANCES. The Parties, without further consideration, agree to execute and deliver such other documents and take such other action as may be necessary to effect this Agreement, including without limitation, providing such information and representations as may be requested by the Insurance Department of the State of Connecticut in connection with its review and approval of this Agreement.

     ARTICLE 9. WARRANTIES.

     (a) Each of the Parties warrants and represents to each other that it is a corporation in good standing in its respective jurisdiction of domicile; that the execution of this Agreement is fully authorized by such party and that to the extent that a party is acting in a representative capacity herein, it is authorized to execute this Agreement on behalf those who it represents, including but not limited to all predecessors, successors, parents, affiliates and subsidiaries as may be herein represented and to bind them as agent; that the persons executing this Agreement have full authority to execute this Agreement on behalf of such party; that the commutation and release set forth in this Agreement is valid, effective and binding in all respects; that, upon the EFFECTIVE DATE, all necessary authorizations, consents and approvals of all regulatory or government entities with regulatory jurisdiction over such party shall have been obtained to make this Agreement valid and binding upon it, including without limitation, in the case of the REINSURER, the approval of the Insurance Department of the State of Connecticut; that no claim or loss being paid or settled by this Agreement has been previously assigned, sold or transferred to any other person or entity.

     (b) Each of the Parties warrants and represents that it has not taken any action or entered into any agreement, instrument, understanding or document that entitles any individual, corporation or other entity to assert a claim against the other Party for any liabilities reinsured pursuant to the Reinsurance Agreements.

     ARTICLE 10. MISCELLANEOUS.

     (a) Should any provision of this Agreement, except Articles 1 or 2, be declared or determined by any court to be illegal or invalid pursuant to a final and unappealable Order of a Court of competent jurisdiction, the validity of the remaining part, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. If either of Article 1 or 2 is determined by a court of competent jurisdiction to be unenforceable, either Party, at its option, shall be entitled to rescind this Agreement and any agreement executed in connection with this Agreement, and REINSURER shall be entitled to repayment of the COMMUTATION AMOUNT, together with interest, immediately upon such rescission. Notwithstanding the foregoing, the releases given pursuant to Article 2 shall remain in full force and effect as to the Parties' officers, directors, agents, employees, shareholders, representatives, advisors and attorneys.


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     ARTICLE 3. EXCLUSIVE BENEFIT OF THE PARTIES AND BINDING EFFECT. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the COMPANY and the REINSURER as they are identified in this Agreement and their parents, subsidiaries and affiliates, and their respective predecessors, successors, assigns, officers, directors, agents, employees, shareholders, representatives, and attorneys and is not intended to confer any rights or benefits upon persons or entities other than the foregoing parties.

     ARTICLE 4. FULL AND INDEPENDENT KNOWLEDGE. Each of the Parties represents to the other as follows: (a) it has had full opportunity to consult with its respective attorneys in connection with the negotiation and drafting of this Agreement; (b) it has carefully read and understands the scope and effect of each provision contained in this Agreement; (c) it has conducted all necessary due diligence, investigation and analysis of the transactions contemplated by this Agreement; and, (d) except as may be contained herein, it is not relying upon any representations made by any other party, its attorneys or other representatives.

     ARTICLE 5. COMPROMISE. The Parties agree that this Agreement sets forth a compromise and shall never at any time for any purpose be considered as an admission of liability or responsibility on the part of any party hereto regarding any aspect of the Reinsurance Agreements. The Parties further agree that neither this Agreement nor any of its terms shall be admissible in any action, arbitration, or proceeding other than one to enforce the terms of this Agreement, including, but not limited to, the Releases provided in Article 2.

     ARTICLE 6. OTHER ACTIONS. The Parties agree that this Agreement and the negotiations and proceedings leading to this Agreement shall not form the basis for any claim by either against the other or against any officer, director, consultant, professional or shareholder of the other, except with respect to an action for enforcement of this Agreement.

     ARTICLE 7. CONFIDENTIALITY. The Parties agree to maintain in strict confidence the negotiations and proceedings leading up to this Agreement, including any related documents, and shall not make any disclosure of the terms or the negotiations and proceedings leading up to this Agreement, including any related documents, unless such disclosure is required as a result of court order, subpoena, law, regulation, accounting procedure or lawful discovery procedures and, in the event of any such court order, subpoena, law, regulation, accounting procedure or lawful discovery procedures seeking disclosure, no disclosure shall be made unless and until the disclosing party has given the other party reasonable prior written notice, of not less than five (5) BUSINESS DAYS, where practicable, of the requirement of making such disclosure and an opportunity to obtain a protective order. Notwithstanding the foregoing, the Parties may disclose the existence and terms of this Agreement to (a) their respective auditors and shareholders, (b) to their respective reinsurers, retrocessionaires, brokers and reinsurance intermediaries and any other persons with any direct or indirect reimbursement obligation related to or in connection with this Agreement or the Reinsurance Agreements, (c) in connection with a proceeding to enforce the terms of this Agreement or in court proceedings and arbitrations in connection with any bankruptcy, insolvency or similar proceeding in which a Party or an affiliate of a Party is a debtor, and (d) to any governmental authority having regulatory authority over such party to the extent that such authority shall have requested such information or such disclosure is required by law. Disclosure of the existence and terms of this Agreement may be made to the persons and entities described in items (a), (b) and (c) above only on a strict "need to know basis" and


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     (b) This Agreement sets forth the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understanding between them pertaining to the subject matter hereof. A facsimile copy of a signature shall have the same force and effect as an original signature.

     (c) This Agreement may not be amended, altered, supplemented or modified, except by written agreement signed by the Parties.

     (d) This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

     (e) This Agreement shall be effective (such day being the "EFFECTIVE DATE") two (2) BUSINESS DAYS after the Insurance Department of the State of Connecticut shall have provided its approval for the REINSURER to enter into this Agreement. For purposes of this Agreement, a "BUSINESS DAY" is any day other than a Saturday, Sunday or day on which banking institutions in the City of New York and Stamford, Connecticut are authorized by law or other governmental actions to close.

     (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to principles of conflicts of law or choice of law.

     (g) The Parties hereby consent to the jurisdiction of the state and federal courts within the State of Connecticut exclusively in connection with any legal action arising out of this Agreement.

     (h) In the event of any breach of the terms or conditions of this Agreement, the party prevailing at trial shall be entitled to recover from the breaching party, all costs and expenses, including, without limitation, reasonable attorneys fees and disbursements.

     (i) All notices under this Agreement shall be in writing and shall be deemed to be duly given and received (i) upon delivery if delivered by certified mail; or (ii) on the next BUSINESS DAY if sent by overnight courier, if sent to a Party to its Address for Notices on Schedule D hereto or to such other address as any party may have furnished to the other in writing.

     (j) The Parties agree that for all purposes this Agreement shall be deemed to have been drafted jointly by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized officers as of the day and year first written below.

TRENWICK AMERICA REINSURANCE CORPORATION


By: /s/ Christopher W. Tilley              Dated: 3-10-06
    ------------------------------------
Name: Christopher W. Tilley
Title: EVP


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PHILADELPHIA CONSOLIDATED HOLDING
CORPORATION


By: /s/ Christopher J. Maguire          Dated: 3/1/06
    ---------------------------------
Name: Christopher J. Maguire
Title: EVP & CUO


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                                   SCHEDULE A

Philadelphia Insurance Company
Philadelphia Indemnity Insurance Company


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                                   SCHEDULE B

                               EXCLUDED AGREEMENTS

The following reinsurance arrangements, slips, understandings and agreements are excluded from the definition of "Reinsurance Agreements":

All reinsurance arrangements, understandings and agreements pertaining to assumed or ceded business written, produced or issued through LDG Reinsurance Corporation, Duncanson & Holt and ECRA and any and all of their predecessors and successors.


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                                   SCHEDULE C

                              PAYMENT INSTRUCTIONS

Wire Transfer instructions to the COMPANY:

     Fed Wire

     Bank:           Wachovia Bank
     ABA#:           031 201 467
     Account #:      21-0000-3192-062
     Credit Account: Philadelphia Indemnity Insurance Company

     ACH Funds Transfer

     Bank:           Wachovia Bank
     ABA#:           031 000 503
     Account #:      21-0000-3192-062
     Credit Account: Philadelphia Indemnity Insurance Company

Wire Transfer instructions to the REINSURER:

     JP Morgan Chase
     ABA #021-000-021
     Account #910-273-8581
     Trenwick America Reinsurance Corp


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                                   SCHEDULE D

                               Address for Notice

To the REINSURER:

     Trenwick America Reinsurance Corporation
     One Canterbury Green
     Stamford, CT 06901
     Attn: General Counsel

To the COMPANY:

     Philadelphia Consolidated Holding Corporation
     One Bala Plaza, Suite 100
     Bala Cynwyd, PA 19004
     Attn: Christopher J. Maguire


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